SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Allspring Variable Trust, hereby certifies, to the best of his knowledge, that the registrant’s report on Form N-CSR for the year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: February 25, 2022

By:

/s/ Andrew Owen

Andrew Owen
President
Allspring Variable Trust

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

Exhibit 99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Allspring Variable Trust, hereby certifies, to the best of his knowledge, that the registrant’s report on Form N-CSR for the year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: February 25, 2022

By:

/s/ Jeremy DePalma

Jeremy DePalma
Treasurer
Allspring Variable Trust

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

Exhibit 99.906CERT